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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: OCTOBER 31, 2003
                Date of Earliest Event Reported: OCTOBER 24, 2003

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                0-21317                          84-1299995
       (Commission File Number)    (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      EXHIBITS.

         The following exhibit is being filed with this Form 8-K:

         99.1 Press Release of Liberty Satellite & Technology, Inc. dated October 29, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.

         On October 24, 2003, Liberty Satellite & Technology, Inc. ("LSAT") exercised its right to terminate a previously announced agreement to restructure ASTROLINK International LLC ("Astrolink").

         If the closing under the Astrolink restructuring agreement had occurred, LSAT would have acquired substantially all of the assets of Astrolink in exchange for cash and common stock. As a result of the termination of the Astrolink restructuring agreement, LSAT will receive $7.8 million in cash in exchange for its equity interest in Astrolink and for all notes evidencing loans made by LSAT to fund Astrolink's continuing operations during the period that the restructuring agreement was pending. In addition, all claims related to Astrolink among its equity holders and creditors have been released or settled.

         A copy of LSAT's press release announcing the termination of the Astrolink restructuring agreement is attached hereto as Exhibit 99.1.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 31, 2003

                               LIBERTY SATELLITE & TECHNOLOGY, INC.


                               By:    /s/ Kenneth G. Carroll
                                     ----------------------------------
                                     Name:  Kenneth G. Carroll
                                     Title: President, Chief Financial Officer
                                            and Treasurer

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                                  EXHIBIT INDEX

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

Exhibit       Description
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
  99.1        Press Release of Liberty Satellite & Technology, Inc. dated
              October 29, 2003.
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